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                        TOYS 'R' US, INC.
             MANAGEMENT INCENTIVE COMPENSATION PLAN


1.   DEFINITIONS

     'Award' shall mean the amount payable to a Participant as determined by the Committee in accordance with this Plan as an annual incentive bonus for any Fiscal Year.

     'Base Amount' shall have the meaning ascribed thereto in
Section 4(b) hereof.

     'Base Salary Percentage' shall have the meaning ascribed thereto in Section 4(c) hereof.

     'Board of Directors' shall mean the Board of Directors of the Company.

     'Code' shall mean the Internal Revenue Code of 1986, as amended, and references to particular provisions of the Code shall include any amendments thereto or successor provisions and any final, temporary or proposed rules and regulations promulgated thereunder.

     'Committee' shall mean the Management Compensation and Stock Option Committee of the Board of Directors or any other duly established committee or subcommittee of the Board of Directors in each case satisfying the requirements of Section 162(m)(4)(C) of the Code that the Board of Directors hereinafter determines shall act as the Committee for purposes of the Plan.

     'Company' shall mean Toys 'R' Us, Inc., a Delaware corporation.

     'Covered Employee' shall mean any Participant who is deemed to be a 'covered employee' within the meaning of Section 162(m) of the Code.

     'Financial Goals' shall have the meaning ascribed thereto in
Section 4(a) hereof.

     'Fiscal Year' shall mean the fiscal year of the Company ending on the Saturday closest to January 31 or such other period which the Company may hereafter adopt as its fiscal year.

     'Participant' shall mean each management employee of the Company or its subsidiaries or divisions who has been designated for participation in the Plan by the Committee in accordance with
Section 4 hereof.


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     'Plan' shall mean this Toys 'R' Us, Inc. Management
Incentive Compensation Plan, as it may be amended from time to time.

     'Pool Amount,' for any Fiscal Year, shall mean 0.5% of the consolidated pre-tax earnings of the Company, determined in accordance with generally accepted accounting principles consistently applied.

     'Target' shall have the meaning ascribed thereto in Section
4(a) hereof.

2.   PURPOSE

     The purpose of the Plan is to permit the Company, through awards of annual incentive compensation, to attract and retain qualified management employees and to motivate such management employees to achieve maximum profitability and stockholder returns.

3.   ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to determine the amount of any Awards (subject to the terms and conditions hereof) and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, any Participants, former Participants or their designated beneficiaries, and other employees of the Company and its subsidiaries. No member of the Committee shall be eligible to participate in the Plan.

4.   DETERMINATION OF TARGET, BASE AMOUNT AND
     BASE SALARY PERCENTAGE

     Prior to the beginning of each Fiscal Year (or with respect to the Fiscal Year ending January 28, 1995, prior to April 1,
1994), or prior to any later date to the extent the determinations set forth in this Section 4 may be made prior to a later date without causing any Award to fail to qualify as performance-based compensation under Section 162(m) of the Code (the 'Determination Date'), the Committee shall select the Participants for the Fiscal Year and adopt in writing, with respect to each Participant, each of the following:

     (a) a Target which shall be equal to a desired level for such Fiscal Year of any or a combination of the following: (i) pre-tax earnings, (ii) operating earnings, (iii) after-tax earnings, (iv) return on

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          investment or (v) earned value added (collectively, the
          'Financial Goals'), in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied for the Company on a consolidated basis; provided, however, that, with respect to Participants who are employees of any of the Company's divisions, the Financial Goals may be based on divisional rather than consolidated results, or a combination of the two;

     (b) a Base Amount, with respect to each Target, based upon one or more Financial Goals, representing a minimum amount which, if not exceeded, would result in no Award being made to the Participant; and

     (c) a Base Salary Percentage, representing the percentage of the Participant's base salary which shall be payable as an Award in the event that 100% of the Participant's
          Target is achieved.

     The Committee shall also determine on each Determination Date for each Participant a mathematical formula or matrix which shall indicate the extent to which Awards will be made if the Base Amount is exceeded, including if the Target is attained or exceeded, and the Committee may also determine on any Determination Date alternative formulas or matrices to account for potential or anticipated significant transactions or events during such Fiscal Year.

5.   CALCULATION OF AWARDS; CERTIFICATION

     As soon as practicable after the close of each Fiscal Year in which any Participant is participating in the Plan, the Committee shall determine with respect to each Participant whether and the extent to which the applicable Base Amount is exceeded, including the extent to which, if any, the Target was attained or exceeded. Each Participant's Award, if any, for such Fiscal Year shall be determined in accordance with the mathematical formula or matrix determined pursuant to Section 4, and subject to the limitations set forth in Section 6 hereof.
The Committee shall certify in writing to the Board of Directors the amounts of such Awards and whether each material term of the Plan relating to such Awards has been satisfied.

6.   LIMITATIONS WITH RESPECT TO AWARDS

     Each Award determined pursuant to Section 5 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

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     (a)  No Participant shall have any right to receive payment of any Award unless the Participant remains in the employ of the Company or its subsidiaries through the date of certification of such Award; provided, however, that the Committee may, in its sole discretion, pay all or part of an Award to any Participant whose employment with the Company or its subsidiaries is terminated prior to such date of certification for any reason.
          The determination of the Committee shall be final and conclusive.

     (b) In no event shall Covered Employees, as a group, receive awards in excess of 100% of the Pool Amount for any Fiscal Year and in no event shall any Covered Employee receive an Award in excess of 35% of the Pool Amount for any Fiscal Year. Each Covered Employee's Award shall be reduced pro rata in the event that the foregoing 100% limitation is exceeded.

     (c) The Committee may, in its sole discretion, (i) increase or decrease the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of such increase or (ii) decrease the Award payable to any Covered Employee (or increase such Award to the extent permitted under
          Section 162(m) of the Code), in each case, to reflect the individual performance and contribution of, and other factors relating to, such Participant. The determination of the Committee shall be final and conclusive.

7.   PAYMENT OF AWARDS

     Subject to the limitations of Section 6 hereof, each Participant shall receive, as soon as practicable after the amount of such Participant's Award for a Fiscal Year has been determined and certified in accordance with Section 5 hereof, the amount of such Award in cash.

8.   DESIGNATION OF BENEFICIARY

     A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to the payment of any Award earned hereunder, shall receive such payment when due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may at any time change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company. If the Participant does not designate a beneficiary or the designated beneficiary dies prior to the

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payment of any Award, any amounts remaining to be paid shall be paid to the Participant's estate.

9.   ADJUSTMENTS

     If any Target or other criterion upon which Awards for any Fiscal Year is based shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual or unplanned items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Target or criterion for such Fiscal Year (and subsequent Fiscal Years, as appropriate) and make credits, payments and reductions accordingly under the Plan; provided, however, that the Committee shall not have the authority to make any such adjustments with respect to Awards paid to any Participant who is at such time a Covered Employee.

10.  AMENDMENTS

     The Committee may at any time amend this Plan, provided that no such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Fiscal Year in which such amendment is made or any prior Fiscal Year, except any such amendment which may be made without the loss of any tax deduction to the Company under Section 162(m) of the Code.

11.  TERMINATION

     The Board of Directors may terminate this Plan at any time; provided, however, that any Award determined and certified pursuant to Section 5 hereof but not yet paid as of the date of such termination shall be paid as soon as practicable, but in no event later than 30 days after the date of such termination.

12.  MISCELLANEOUS PROVISIONS

     (a) This Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to be paid an Award under this Plan until the amount of such Award shall have been determined and certified in accordance with Section 5 hereof. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant or other employee any right to remain in the employ of the Company or its subsidiaries for any period. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to employees under any other plan, agreement or arrangement.

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     (b)  A Participant's right and interest in any Award under the Plan may not be assigned or transferred, except as provided in Section 8 hereof, and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company's obligation under the Plan to pay any Award with respect to such Participant.

     (c) The Plan shall be unfunded. The Company shall not be required to establish any special segregation of assets to assure payment of Awards.

     (d) The Company shall have the right to deduct at the time of payment of any Award any amounts required by law to be withheld for the payment of taxes or otherwise.

     (e) If the Company for any reason fails to make payment of an Award at the time such Award becomes payable, the Company shall not be liable for any interest or other charges thereon.

     (f) Except where federal law is applicable, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

     (g) If any provision of this Plan is found to be illegal or invalid or would cause any Award not to constitute performance-based compensation under Section 162(m)(4)(C) of the Code, the Committee shall have discretion to sever that provision from this Plan and, thereupon, such provision shall not be deemed to be a part of this Plan.

     (h) No member of the Board of Directors or the Committee, and no officer, employee or agent of the Company or its subsidiaries shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

13.  EFFECTIVE DATE

     The Plan shall be effective beginning with the Fiscal Year ending January 28, 1995.

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